                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                             ______________________



                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                             ______________________

    Date of Report (Date of earliest event reported): January 10, 1994


                            MAXUS ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


         1-8567-2                                 75-1891531
   (Commission File Number)                    (I.R.S. Employer
                                               Identification No.)





               717 North Harwood Street, Dallas, Texas 75201-6594
               (Address of principal executive offices)(Zip Code)



       Registrant's telephone number, including area code: (214) 953-2000

ITEM 5.  OTHER INFORMATION

     The Registrant has entered into a Terms Agreement dated January 10, 1994 with CS First Boston Corporation (the "Underwriter") with respect to the issue and sale by the Registrant of $60,000,000 aggregate principal amount of the Registrant's 9 3/8% Notes Due 2003, Series B (the "Notes") providing for the purchase of the Notes by the Underwriter. The Notes are to be issued pursuant to an Indenture dated as of November 1, 1990 between the Registrant and Chemical Bank, as Trustee.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  FINANCIAL STATEMENTS

               Inapplicable.

     (b)  EXHIBITS

      1        -    Terms Agreement dated January 10, 1994 between the
                    Registrant and CS First Boston Corporation.


      4        -    Officers' Certificate dated January 18, 1994 establishing a series of debt securities ($60,000,000 9 3/8% Notes Due
                    2003, Series B) to be issued under an Indenture dated as of November 1, 1990 between the Registrant and Chemical Bank, as Trustee.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              MAXUS ENERGY CORPORATION


                              By:  G. R. Brown
                                 -----------------------------------
                                   G. R. Brown
                                   Vice President and Controller


Dated:  January 21, 1994

                                  EXHIBIT INDEX



     Exhibit
     Number                        Exhibit
     -------                       -------

       1 Terms Agreement dated January 10, 1994 between the Registrant and CS First Boston Corporation.

       4 Officers' Certificate dated January 18, 1994 establishing a series of debt securities ($60,000,000 9 3/8% Notes Due 2003, Series B) to be issued under an Indenture dated as of November 1, 1990 between the Registrant and Chemical Bank, as Trustee.